UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2012

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors or Certain Officers

On February 27, 2012, Timothy Weller, the Chief Financial Officer and Treasurer of EnerNOC, Inc. (the “Company”), notified the Company that he was resigning in order to pursue another professional opportunity. Mr. Weller will remain employed by the Company as Chief Financial Officer and Treasurer until on or around March 31, 2012 in order to assist the Company with this transition.

(e)	Compensatory Arrangements of Certain Officers

2012 Executive Bonus Plan

At a meeting held on February 27, 2012 (the “Meeting”), based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Board approved the Company’s 2012 Executive Bonus Plan (the “Plan”). Pursuant to the Plan, the 2012 annual bonus amount (the “Bonus Amount”) for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”) will be determined based upon the Company’s achievement of certain pre-determined revenue, adjusted EBITDA and earnings per share targets applicable to 2012 (collectively, the “Targets”), which Targets have been set by the Board. Twenty-five percent of the Bonus Amount payable to each Named Executive shall be paid in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), such percentage subject to increase to 100% at the election of the Named Executive, provided that such election is submitted to the Company’s Executive Vice President prior to the close of the NASDAQ Global Market on February 27, 2012. The Common Stock portions of the Bonus Amounts will be granted on the third business day following the Company’s earnings release for the quarter and fiscal year ended December 31, 2011 (the “Grant Date”) and the number of shares of Common Stock awarded will be based on the closing price of the Common Stock on the Grant Date as reported on NASDAQ. The Common Stock portions of the Bonus Amounts will vest on March 1, 2013 based entirely on the Company’s achievement of the Targets.

The remainder of the Bonus Amounts for the Named Executives who elect not to receive their entire Bonus Amount in shares of Common Stock will be payable in cash in early 2013, except for the Company’s Chief Executive Officer and Chairman, who will receive the remainder of his Bonus Amount in shares of Common Stock in early 2013 pursuant to the terms of his employment agreement, as amended by the Board at the Meeting.

At the Meeting, the Committee also recommended to the Board, and the Board approved, the following target bonuses (as a percentage of base salary) for each of the Named Executives:

Name and Position	Target Bonus (% of Base Salary)
Timothy G. Healy Chief Executive Officer and Chairman	100%

David B. Brewster President	75%

David M. Samuels Executive Vice President	75%

Gregg Dixon Senior Vice President of Marketing and Sales	115%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: February 29, 2012	By:	/s/ Kevin Bligh
	Name:	Kevin Bligh
	Title:	Chief Accounting Officer
(Principal Accounting Officer)